Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by Registrant  [ X ]

Filed by a Party other than the Registrant       [   ]

Check the appropriate box:


[ X ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material under Rule 14a-12


-------------------------------------------------------------------------------

                       BERES INDUSTRIES, INC.

-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[ X ]      No fee required.

                       PROXY STATEMENT FOR ANNUAL MEETING
                     OF BERES INDUSTRIES, INC. SHAREHOLDERS
                           TO BE HELD OCTOBER 24, 2001

         This Proxy Statement, which was first mailed to shareholders on or about December 10, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of Beres Industries, Inc. to be voted at the annual meeting of the shareholders of the Beres Industries Inc. ("Beres" or the "Company"), which will be held at 10:00 AM on January 22, 2002 at Beres Industries, Inc., 1785 Swarthmore Avenue, Lakewood, New Jersey 08701 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

         Shareholders of record at the close of business on December 1, 2001 shall be entitled to vote at the meeting on the basis of one vote for each share held. On December 1, 2001 there were 16,502,000 shares of common stock outstanding held by shareholders, including 4,240,000 shares issued as part of the Stock Purchase Agreement with Beres Acquistion Partners.

         The presence, in person or by proxy, of stockholders holding a majority of the shares of Beres entitled to vote, constitutes a quorum for this annual meeting.

THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board of Directors. It has the responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular written reports and analyses and discussions with the Chairman and other officers of the Company. The Company's Board of Directors currently consists of four members. Currently, the Company does not have standing audit, nominating or compensation committee of the board of directors.


Meeting of the Board

         The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring the Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. In 2001, there were 3 regular meetings of the Board. The average aggregate attendance of the Directors of the Board was 95%. No director attended fewer than 75% of the aggregate of the total number of Board meetings during the period he or she served. Currently, the Company does not have standing audit, nominating or compensation committees of the board of directors.

         Seven directors are to be elected at the annual meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

         At this time, the Board of Directors acknowledges the resignation of Joseph Delikat from his executive position and the Board of Directors with Beres. Mr. Delikat served the Company for several years. However, as of an agreement dated February 12, 2001, the Company and Mr. Delikat agreed to terms for the termination of his positions and employment with Beres.

         The Board of Directors also acknowledges the termination of Charles Beres, Sr. as a Director of the Company on May 3, 2000. After founding the Company and his many years of service, the Board of Directors determined that at the age of 82 his service with the Company was no longer required and that to expend money for someone who could not contribute would not be in the Company's best interest.

The Company is currently negotiating a severance agreement with Charles Beres, Jr., the Company's current President.


DIRECTORS AND NOMINEES

         The following are the nominees and other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, other affiliations and each director's or nominee's age.

         Joel Schonfeld, 66, was appointed Director and Chairman of the Board of the Company on May 3, 2000. Mr. Schonfeld holds a Bachelor of Arts from Adelphi College, and a Juris Doctor from Brooklyn Law School. Mr. Schonfeld served as a Trustee of Adelphi University. He is a Director and Vice President of the Gift of Life Inc. Mr. Schonfeld is a Director of Health Choice, Inc. Mr. Schonfeld has been a partner in the law firm of Schonfeld & Weinstein LLP since 1996 ,and has practiced law for over 40 years.

         Andrea I. Weinstein, 36, was appointed Director of the Company on May 3, 2000. Ms. Weinstein holds a Bachelor of Arts degree, Summa Cum Laude from the State University of New York at Albany, and a Juris Doctor degree from Columbia Law School. Since 1996, Ms. Weinstein has been a partner in the law firm of Schonfeld & Weinstein LLP. She has practiced law since 1990. Ms. Weinstein is the daughter of Victor W. Weinstein, a Director of the Company.

         Victor W. Weinstein, 63, was appointed Director of the Company on May 3, 2000. Mr. Weinstein has been a Program Manager on the Real Estate and Construction Staff of International Business Machines since 1970. He graduated from Boston University with a Bachelor of Science in Business Administration. Mr. Weinstein is the father of Andrea I. Weinstein, a Director of the Company.

         James J. Florio, 62, has served as counsel to the law firm of Fischbein Badillo Wagner Harding since 1998, and Chief Executive officer of Xspand, an asset management company since 2000. From 1990 through 1994, Mr. Florio served as Governor of the state of New Jersey where he was responsible for signing into law the Clean Water Enforcement Act (1990), the prototype for present legislation to reauthorize the Federal Clean Water Act. From 1974 to 1990, Mr. Florio represented the 1st District of New Jersey in the United States House of Representatives, where he served as chairman of the House Subcommittee over environmental matters and authored the Comprehensive Environmental Response Compensation and Liability Act, known as the "Superfund" law. Mr. Florio served three terms in the New Jersey General Assembly commencing in 1969. He received his Juris Doctor from Rutgers University Law School, his Bachelors degree from Trenton State College, and a Woodrow Wilson Fellowship from Columbia University.

         Charles W. Cart, 50, is the Chief Executive Officer of Health Choice, Inc. From 1996, Mr. Cart was the founder of USWA, Local 16, SEIU, AFL-CIO, CLC. As a union President, Mr. Cart was responsible for overseeing operations of the union's fund and membership. His union marketed a program for union members health benefits in five (5) states with membership of 10,000 employees and medical revenues of approximately $15,000,000 annually. From 1989 to 1993, Mr. Cart was president of USWA Local 155 in the same capacity. From 1980 to 1989, Mr. Cart was employed by Amalgamated Local Union 355. During that time, he acted as business agent and trustee of the Union medical and pension plans. Mr. Cart graduated from Rutgers University in June 1977 with a B.A. in pre-law. In 1977, Mr. Cart was commissioned an officer in the United States Army Corps of Engineers and served two years active duty in Washington, D.C. at the rank of Captain. In 1991, he accepted an honorable discharge from the Army Reserves. Mr. Cart is currently the Sussex County, New Jersey Chairman of the Democratic Party.

         David Kass, 65, was the Vice President and owner of Mobile Phone Radio Systems from 1974 to 1982. Since 1982, Mr. Kass has been active in several organizations such as Fellow Radio Club of North America, MENSA and Explorers Club. Since 1997, he has served as a Director for Heath Choice, Inc. Mr. Kass is a graduate of the State University of New York at Buffalo.

         Clifton E. Barton, 64, has been the Co-Founder, President, CEO and principal owner of Mega Chem, Inc., a distributor or empty metal and plastic containers over much of the Southeast, covering Virginia, West Virginia, eastern Kentucky, eastern Tennessee, Alabama, northern Florida, Georgia, South Carolina and North Carolina since 1979. In 1998, Mr. Barton became the sole owner of Mega Chem, Inc. A graduate of University of Richmond in 1958 with BS in Chemistry, Mr. Barton worked as a chemist for Union Carbide in Tarrytown, New York and Wica Chemicals in Charlotte, North Carolina, until 1966. In 1966, Mr. Barton went into sales with Deeks and Company, a distributor of raw materials and container to the paint, printing, ink, plastics, etc., industries. Mr. Barton became the North Carolina manager of these operations in 1968 and in 1970 was promoted to Vice-President of the corporation.

         Charles Beres, Jr., President and a Director of Beres, has served in various capacities with the Company including Treasurer and Chief Financial Officer and Secretary. Mr. Beres holds a Bachelor of Science Degree in Mechanical Engineering from New York University and a Masters in Business Administration from Fairleigh Dickinson University. Mr. Beres is currently negotiating a severance agreement with the Company. He is not seeking re-election.

INFORMATION REGARDING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT.

         The following table sets forth as of March 31, 2001, certain information regarding the beneficial ownership of all officers, directors, nominees, and the beneficial ownership of those persons owning five (5%) percent or more of the outstanding shares of Beres' Common Stock, and the beneficial ownership of all officers and directors as a group. Each of these persons exercises sole discretion to vote and dispose of the shares beneficially owned.

---------------------------- -------------------------- -------------------------- --------------------------
      Title of Class            Name and Address of         Amount of Shares         Percent of Class
    Beneficially Owned          Beneficial Owner(4)
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Common Stock                 Charles Beres, Sr.         1,878,667 (1)             11.3%
                             3227 Abbey Lane
                             Lavalette, New Jersey
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Common Stock                 Charles Beres, Jr.         468,213 (2)                2.8%
                             16 Sunnydale Drive
                             Brick, NJ
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Common Stock                 Joseph Delikat             240,000 (3)                1.4%
                             9 Forest Lane
                             Tabernacle, NJ
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Common Stock                 Joel Schonfeld             960,000 (4)                5.8%
                              63 Wall Street - Ste.
                             1801 New York, NY
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Common Stock                 Andrea I. Weinstein        960,000 (4)                5.8%
                             63 Wall Street - Ste.
                             1801 New York, NY
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Common Stock                 Kenneth Sokoloff           1,440,000 (4)              8.7%
                             29 Brookside Drive
                             Skillman, NJ
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Victor W. Weinstein          280 Carol Close             120,000                    0.7%
                             Tarrytown, NY
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Common Stock                 All Officers and           4,626,880                 28.0%
                             Directors as a Group
---------------------------- -------------------------- -------------------------- --------------------------


(1) Includes 313,561 shares held as of record by Mr. Beres' wife, Ann. Charles Beres, Sr. resigned as chairman of the board in May 2000.
(2) Includes an aggregate of 324,000 shares held as of record by Mr. Beres' wife, Patricia, and his three children, Charles, III, Jacqueline and Laura, in which Mr. Beres disclaims any beneficial ownership.
(3) Includes 105,000 shares held of record by Mr. Delikat's wife, Rosemary. Mr. Delikat resigned as officer and director of the Company in January 2001.
(4) These individuals and entities are beneficial owners of the number of shares disclosed. Following completion of the Company's planned four to one reverse split, an additional 4,900,400 shares shall be issued to individuals collectively known as Beres Acquisition Partnership ("BAP"), of which the disclosed individuals are partners. See, "Certain Relationships and Related Transactions"

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION
CASH COMPENSATION

         The following table sets forth the amount of all cash compensation paid to the Company's most highly compensated executive officers and for all executive officers as a group for the fiscal year ended March 31, 2001.


                           SUMMARY COMPENSATION TABLE

----------------------------------- --------------------------------- ------------------------
NAME OF INDIVIDUAL OR NUMBER OF     CAPACITIES IN WHICH SERVED        CASH COMPENSATION PAID*
PERSONS IN GROUP
----------------------------------- --------------------------------- ------------------------
----------------------------------- --------------------------------- ------------------------
Charles Beres, Sr.                  Chairman of the Board (Resigned
                                    05/03/00)
                                    2001................................ $ 41,795.99
                                    2000................................ $ 36,868.00(1)
                                    1999................................ $ 29,392.00
----------------------------------- --------------------------------- ------------------------
----------------------------------- --------------------------------- ------------------------
Charles Beres, Jr.                  Chief Executive Officer,
                                    President, Director
                                    2001................................ $ 95,776.56
                                    2000................................ $ 89,385.00 (2)
                                    1999................................ $ 76,652.25
----------------------------------- --------------------------------- ------------------------
----------------------------------- --------------------------------- ------------------------
Harold Zuber                        Vice President
                                    2001................................ $ 93,359.06
                                    2000................................ $ 94,740.00 (2)
                                    1999................................ $ 74,456.25
----------------------------------- --------------------------------- ------------------------
----------------------------------- --------------------------------- ------------------------
Joseph Delikat                      Vice President Director
                                    2001................................ $146,781.58 (5)
                                    2000................................ $ 76,836.00 (3)
                                    1999................................ $ 65,507.46
----------------------------------- --------------------------------- ------------------------
----------------------------------- --------------------------------- ------------------------
Joel Schonfeld                      Chairman of the Board
                                    2001 ............................... $  2,400.00 (4)
                                    2000................................ N/A
                                    1999................................ N/A
----------------------------------- --------------------------------- ------------------------

*    Includes bonuses and additional compensation paid for vacations not taken.
(1)  As of February 2001, all compensation to Mr. Beres, Sr. was terminated.
(2) In addition, the Company provides vehicles to and/or pays all related expenses on behalf of these officers.
(3) Effective February 12, 2001, Mr. Delikat resigned from all positions held with the Company and is no longer paid any compensation by Beres.
(4) As of March 7, 2001, Mr. Schonfeld has been receiving an annual salary of $31,500.
(5)  Includes $75,000 severance pay.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Currently, there are no standard or other arrangements pursuant to which any directors are compensated for serving as a director. Beres has no employment agreements or terminating agreements with any executive officers.

         On October 8, 1999, the Company entered into a Stock Purchase Agreement with individuals collectively known as Beres Acquisition Partnership ("BAP"). There are approximately 10 members of BAP including Joel Schonfeld, Chairman of the Board, and Andrea I. Weinstein, director. Mr. Schonfeld, Ms. Weinstein and Kenneth Sokoloff, Director of Sales, are control persons of BAP. The purpose for the initiation of the relationship between the Company and BAP was to provide the Company with a business opportunity to establish a new product line, consisting of the manufacture of five gallon plastic pails, and to assist with the raising of the capital necessary to finance the introduction of the new product line. The Stock Purchase Agreement, as amended, (the "Stock Purchase Agreement") provided that BAP would be responsible for completing a Private Placement in the amount of between $500,000 and $1,000,000 of the Company's 9% Convertible Subordinated Promissory Notes (the "Notes"). The Notes, as amended, which shall pay interest only until their maturity date of December 31, 2004, and assuming receipt of Shareholder approval of the four to one reverse split, are convertible at the rate of one (1) share of the Company's post four to one Reverse Split Common Stock, for each $.40 principal amount of the Notes.

         The Stock Purchase Agreement, as amended, provides that the Company shall, as soon as possible after completion of the minimum amount of the Private Placement, present to its Shareholders for approval, a four to one reverse split of its outstanding shares of common stock. The Stock Purchase Agreement, as amended, further provides that BAP, and or its partners and assignees shall, upon completion of the minimum amount of the Private Placement and receipt of commitments for new equipment financing, be issued 6,000,000 shares of Beres' restricted, unregistered pre-Reverse Split shares. The private placement has been completed and equipment financing secured. Immediately following shareholder approval of the Reverse Split, there shall be issued to BAP and/or its partners and assignees, 4,900,400 shares of Beres' post Reverse Split shares, so that the total number of shares issued to BAP, after adjustment for the Reverse Split, shall be 6,400,400. The shares are being issued to BAP for and in consideration of BAP's efforts towards commencing the manufacturing of plastic pail operations, acquiring new equipment and providing other services relative to the Company's business expansion. The Company's management has determined that the foregoing issuance is reasonable, in view of the new business which BAP introduced to Beres, BAP's efforts in arranging financing for the new equipment required for the Company's business expansion, and BAP's efforts in raising the equity and debt capital necessary to accomplish the business expansion. The Stock Purchase Agreement provides that 20% (1,280,080) of the shares to be issued to BAP, shall be escrowed to secure BAP's representation that new business in the minimum amount of $1,500,000 shall be received in the one (1) year following the date that the new equipment is operational.

         The shares to be issued to BAP in connection to the Stock Purchase Agreement are common stock, $.02 par value.

         On May 3, 2000, the Company closed on $600,000 of the Private Placement, and issued Notes to the subscribers in a like amount. On the same date, Messrs. Charles Beres, Sr. and Harold Zuber resigned as Directors of the Company, and Joel Schonfeld, Andrea I. Weinstein and Victor Weinstein were appointed Chairman of the Board and Directors, respectively. The Company completed this offering and raised a total of $1,000,000. To date, the Company has not paid any interest on the notes, and as a result, is technically in default of such notes. As of December 3, 2001, no noteholder has accelerated payment of his/her note due to the Company's continuing technical default on the notes. The Company has successfully secured financing and purchased the necessary equipment to commence operation as a manufacturer of plastic pails.

         Between March 2001 and May 2001, the Company engaged in a private placement of unsecured notes which accrue interest at a rate of 9% per annum and are convertible at a rate of $.30 per share. $230,000 was raised in such offering.

         BAP and the Company have agreed to pay Parrex Associates, Inc. and W.K. Ledgard, Jr. d/b/a Golfview Management, a total of five (5%) percent of the net proceeds of the sale of the Notes, (up to a maximum of $75,000), together with 62,500 shares of the Company's post Reverse Split restricted, unregistered shares, in compensation for services performed relative to introducing BAP to the Company. Beres has agreed, for a period of one (1) year after issuance of the shares, to use its best efforts to include the shares in any registration statement filed during that period.

         In or about April, 1986, the Company issued 1,200,000 shares of the restricted, unregistered Common Stock of the Company to its former Chairman of the Board, Charles Beres, Sr., in exchange for a Promissory Note executed by Mr. Beres to the Company in the amount of $300,000. The Promissory Note provided for payments of interest only until June 30, 1988 and quarterly payments of principal in the amount of $37,500, plus interest until the note was paid in full. Subsequent to the issuance of the shares to Mr. Beres, it was determined that the New Jersey Business Corporation Act did not, at the time that the shares were issued, authorize the issuance of shares in exchange for a promissory note. As a consequence, Mr. Beres has ceased making payments of principal and interest, and has agreed to return 589,000 shares of Beres' common stock, owned by him, to the Company's Treasury. There is presently outstanding on the loan $147,000 principal, plus $23,000 of accrued interest, which will be discharged in exchange for return of the shares. On May 3, 2000, Mr. Beres tendered back to the Company the shares, and the Company discharged Mr. Beres from the balance due, if any, under the Promissory Note.

CHANGE OF BUSINESS

         Pursuant to the Stock Purchase Agreement entered into by BAP and the Company, BAP has terminated Beres' old line of business, which had ceased to be profitable for several years, and has commenced operations as a manufacturer of plastic pails. In February 2001, we began manufacturing 5 Gallon plastic pails. It is our intent to diversify operations to other size pails at a later date. To that end, the Company has a secured equipment financing to go forward and implement its new business venture. The financings include a $1,852,913 equipment loan at 9 3/4 % interest for five (5) years through Van Dorn Demag Corporation from CIT Corporation for six (6) injection molding machings; a $340,000 loan from Plas/Tool Company at 10% interest for 30 months to provide for 6 molds to be used with the Van Dorn plastic injecting machines; a $210,000 loan from Kase Equipment Corporation for the six color pail printing system; a $70,000 equipment loan with finance charges of $16,812.32 to be paid over 48 months through Budzar Industries Inc. from Orix Credit Alliance Inc., for the Company's Cooling System, Tower and Chiller pumping station; a $20,000 equipment loan from Cumberland, Inc. through Orix Credit Alliance, Inc. for the manufacturing granulator used in the pail making process; and a $350,000 loan from the Lakewood Industrial Development at 3 1/2 % interest to be paid over ten
(10) years for peripheral equipment.

         The Stock Purchase Agreement provides that unless BAP is able to bring in a minimum of $1,500,000 of business within the first year of the Company's operations, BAP will forfeit 20% of its stock back to the Company.

              In January 2001, the Company participated in an auction of most of its existing equipment and raised $275,000.

            In February 2001, the Company's sample five (5) gallon pails were approved by U.S.Gypsum Corp., a large purchaser of such pails. Since then, U.S. Gypsum Corp. has purchased, and Beres has shipped, five (5) gallon plastic pails, on a weekly basis. The Company is actively soliciting new accounts.

MARKET FOR THE COMPANY'S SECURITIES

         The following table sets forth the high and low stock prices (bid) for Beres' Common Stock as reported by the National Quotation Bureau, Inc., (symbol "BERS") for the calendar years indicated, and does not reflect the effect of the proposed Reverse Split. The following quotations do not include retail mark-ups, markdowns or commission and represent prices between dealers and not necessarily actual transactions.

         The past performance of the Beres' Common Stock not necessarily indicative of future performance.


                                                    1998

                                    HIGH    (Bid)            LOW      (Bid)
                                    ----                     ---
                  1ST Qtr .         $.06                     $.04
                  2nd Qtr.          $.125                    $.045
                  3rd Qtr.          $.075                    $.0525
                  4th Qtr.          $.075                    $.075

                                                    1999

                                    HIGH    (Bid)             LOW      (Bid)
                                    ----                      ---
                  1ST Qtr .         $.10                     $.035
                  2nd Qtr.          $.055                    $.035
                  3rd Qtr.          $.055                    $.03
                  4th Qtr.          $.10                     $.03

                                                    2000

                                    HIGH    (Bid)             LOW      (Bid)
                                    ----                      ---
                  1ST Qtr.          $.09                      $.06
                  2nd Qtr.          $.15                      $.06
                  3rd Qtr.          $.15                      $.06
                  4th Qtr.          $.10                      $.07

                                                    2001
                                    HIGH    (Bid)             LOW      (Bid)
                                    ----                      ---
                  1ST Qtr.          $.09                     $.06
                  2nd Qtr.          $.15                     $.06
                  3rd Qtr.          $.07                     $.045


16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities and Exchange Act of 1934, the Company's directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, the Company believes that during 2000 all applicable Section 16(a) filing requirements were met.

PROPOSAL ONE. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

         Seven directors are to be elected at the meeting for a one-year terms ending at the 2003 Annual Meeting. Joel Schonfeld, Andrea I. Weinstein, Governor Jim Florio, Victor W. Weinstein, Charles W. Cart, David Kass and Clifton E. Barton have been nominated by the Board of Directors for election at this Annual Meeting. Joel Schonfeld, Andrea I. Weinstein and Victor W. Weinstein are presently directors of the Company. The accompanying proxy will be voted for the Board of Directors' nominees, except where the authority to vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors. An affirmative vote of the majority of the shares present or represented are required for election of each director.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SEVEN NOMINEES FOR DIRECTORS.

PROPOSAL TWO.  FOUR-TO-ONE STOCK REVERSE SPLIT PROPOSAL

         At the meeting, the shareholders will be requested to approve a resolution amending the Company's Certificate of Incorporation, which shall authorize a Four-to-One Reverse Split (the "Reverse Split") of the Company's presently outstanding shares, so that after the Reverse Split, the 16,502,000 shares presently outstanding (after taking into account the return to Treasury of 589,000 shares owned by Charles Beres, Sr. and the issuance to the individuals collectively known as BAP of 6,000,000 shares), shall be reduced to 4,455,734 shares. The Company believes that the Reverse Stock Split will reqult in our shares trading at a range more consistent with shares of other similar companys. The Company also believes that the Reverse Stock Split may result in a share price that is attractive to a greater number of investors. The Reverse Stock Split will also decrease the number of issued and outstanding shares which will allow the Noteholders to convert their notes and will allow the Company to issue additional shares to BAP in accordance with the Stock Purchase Agreement. The Reverse Stock Split will effectively increase the number of authorized but unissued shares of common stock, which will enable the Company to issue additional shares pursuant to the Stock Purchase Agreement and upon conversion of the Notes. The issuance of additional shares will dilute existing shareholders' interests. In accordance with Proposal Three below, the par value of the Company's shares will be reduced from $ .02 per share to $ .0001 per share. Existing Company management controls 26.5% of the Company's presently outstanding shares. After issuance of 4,900,400 shares to BAP and prior to any conversion of the outstanding notes, the individuals collectively known as BAP will control approximately 68.5% of the Company's outstanding shares. An affirmative vote of the majority of the shares present or represented is required for approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOUR-TO-ONE STOCK REVERSE SPLIT.

PROPOSAL THREE.  CHANGE IN PAR VALUE OF COMMON STOCK PROPOSAL

         The shareholders are requested to approve a resolution amending the Company's Certificate of Incorporation, which shall authorize the change in par value of the Company's Common Stock from $ .02 per share to $ .0001. This change will reduce the Company's annual franchise taxes. An affirative vote of the majority of the shares present or represented is required for approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CHANGE IN PAR VALUE OF COMMON STOCK.

         SOLICITATION OF PROXIES

         The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING PROCEDURES

         Tabulation of Votes: Votes cast by proxy or in person at the meeting will be tabulated by Victor W. Weinstein.

         Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees or other proposals.

AUDITORS
         Representatives of Withum, Smith & Brown, independent auditors for the Company will be present at the Annual Meeting and available to respond to appropriate questions.

CONSULTANTS

         Lynn Jones, a Vice-President and Consultant to the Company's operations, who has been involved in the plastic pail industry for 30 years, will also be present at the Annual Meeting and will be available to respond to appropriate questions.

INCLUSION IN PROXY STATEMENT

         Beres shareholders who wish to have one or more proposal included in this proxy statement must submit such proposals to Beres by December 25, 2001. Proposals must be submitted by certified mail, courier or facsimile, with proof of the date of delivery notice of a shareholder proposal.

OTHER MATTERS

         The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals (including proposals omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgement of the persons voting such proxies.


         A COPY OF THE COMPANY'S FORM 10-KSB REPORT FOR FISCAL YEAR ENDED MARCH 31, 2001 AND THE 10-QSBs FOR THE QUARTERS ENDED JUNE 30, 2001 AND SEPTEMBER 30, 2001, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE HEREBY INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE AND ARE BEING DELIVERED WITH THIS PROXY STATEMENT. ADDITIONAL COPIES ARE AVAILABLE UPON REQUEST. PLEASE
         CONTACT:

                                 JOEL SCHONFELD
                             BERES INDUSTRIES, INC.
                             1785 SWARTHMORE AVENUE
                           LAKEWOOD, NEW JERSEY 08701


Dated:   December 4, 2001

                             BERES INDUSTRIES, INC.
                                      PROXY

           This Proxy is Solicited on Behalf of The Board of Directors
                   For the Annual Meeting on January 22, 2002

The undersigned hereby appoints Joel Schonfeld, Andrea I. Weinstein and Victor
W. Weinstein or any one of them, with the power of substitution in each, or the designated Trustee of any applicable employee benefit plan, proxies to vote all stock of the undersigned on the following proposals and, in their discretion, upon such other matters as may properly come before the Annual Meeting of the Shareholders to be held at Beres Industries, 1785 Swarthmore Avenue, Lakewood, New Jersey 08701 on January 22, 2002, at 10:00 AM and at all adjournments thereof.


                    PLEASE MARK VOTE IN THE FOLLOWING MANNER

The Board of Directors of Beres Industries, Inc. recommends a vote FOR all items. Shares will be so voted unless you otherwise indicate.

1.   Election of Directors
     Nominess: 01- Joel Schonfeld; 02 - Andrea I. Weinstein; 03 - Victor W. Weinstein; 04 - Charles W. Cart; 05 - David Kass; 06 - Clifton E. Barton; 07 - James J. Florio.

To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

----------------------------------
Nominee Exception
                                                           For All
 For                        Withheld                       Except
[   ]                        [   ]                         [   ]

2.   Approval of a four-to-one reverse common stock split;


 For                        Withheld                      Abstain
[   ]                        [   ]                         [   ]

3. Changing the par value of the Beres' Common Stock from $.02 per share, to $.0001, per share;

 For                        Withheld                      Abstain
[   ]                        [   ]                         [   ]



NOTE: Please sign exactly as your name appears on this Card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate.

Date:  ____________________________________

Please Sign: ______________________________

Please Sign:_______________________________


To vote using this proxy form:
--   Complete and sign the proxy printed above.
-- Tear at the perforation, and mail the proxy form in the enclosed, postage paid envelope addressed to Beres Industries, Inc. 1785 Swarthmore Avenue, Lakewood, New Jersey 08701 Attn: Victor W. Weinstein.


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